Exhibit 10.4

Execution Version

EXPENSE REIMBURSEMENT AGREEMENT

THIS EXPENSE REIMBURSEMENT AGREEMENT (this “Agreement”), dated as of November 24, 2015, is between General Moly, Inc., a Delaware corporation (the “Company”), and Amer International Group Co. Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Purchaser”).  The Company and Purchaser shall each be referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Investment Agreement.

RECITALS

A.            The Parties have executed that certain Investment and Securities Purchase Agreement, dated April 17, 2015, as amended by Amendment No. 1 dated as of November 2, 2015 (the “Investment Agreement”).

B.            In connection with the Tranche 1 Closing of the Investment Agreement, Purchaser has purchased, and the Company has issued, the Tranche 1 Securities in exchange for the consideration set forth therein.

C.            In connection with the Tranche 2 Closing of the Investment Agreement, Purchaser will purchase, and the Company will issue, the Tranche 2 Securities in exchange for the consideration set forth therein.

D.            In connection with the Tranche 3 Closing of the Investment Agreement, Purchaser will purchase, and the Company will issue, the Tranche 3 Securities in exchange for the consideration set forth therein.

E.            In connection with the transactions contemplated by the Investment Agreement, pursuant to Section 6.4 of the Investment Agreement, Purchaser has agreed to use its reasonable best efforts to assist the Company in procuring the Loan (the “Loan Procurement”).

F.             As set forth in Section 1.1(c) of the Investment Agreement, the Company has agreed to deposit a portion of each of the Tranche 1 Closing Payment and the Tranche 2 Closing Payment in a joint named account (the “Joint Account”) to provide a source for reimbursement to Purchaser, the Company or other third parties for Loan Procurement Expenses as set forth in the Investment Agreement.

G.            The Parties desire to enter into this Agreement in order to establish the Joint Account and set forth their agreements related to the disbursement of reimbursements for Loan Procurement Expenses (“Expense Reimbursements”) from the Joint Account.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.               Creation of Joint Account.  Upon the Tranche 1 Closing, the Company shall open and establish, or designate an existing account as, the Joint Account at US Bank N.A.  (the “Bank”), with each Party being a joint holder.  The Joint Account shall be titled “General Moly Loan Procurement Expense Account.”

2.               Deposit of Funds.

(a)         Within three (3) days of the establishment of the Joint Account, the Company shall deposit directly into the Joint Account $2,000,000 (the “Tranche 1 Expense Fund Amount”), which shall be used exclusively to make the Expense Reimbursements as set forth in this Agreement.

(b)         On the date of the Tranche 2 Closing, the Company shall deposit directly into the Joint Account an additional $1,000,000 (the “Tranche 2 Expense Fund Amount” and, together with the Tranche 1 Expense Fund Amount, the “Expense Fund Amounts”), which shall be used exclusively to make the Expense Reimbursements as set forth in this Agreement.

(c)          The Parties hereby covenant and agree that they will not knowingly permit any funds in the Joint Account to be used for any Expense Reimbursement which is not in compliance with all applicable laws of the United States of America, including the Securities Act, the Securities Exchange Act of the 1934, the Bank Secrecy Act, the USA Patriot Act, the Foreign Corrupt Practices Act (“FCPA”), and other laws and regulations governing the prevention of anti-money laundering, insider trading, anti-corruption, and other illegal acts in the jurisdictions of the United States of America or for any purpose other than as set forth expressly in this Agreement.

3.               Use of Funds.  The Expense Fund Amounts shall be used solely to reimburse the Purchaser, or other third parties, and Company, upon Purchaser’s written approval, not to be unreasonably withheld, for out-of-pocket expenses incurred in connection with Loan Procurement Expenses and joint business development expenses (the “Eligible Expenses”).  The Eligible Expenses shall include, but will not be limited to: (a) due diligence done by or on behalf of the Prime Chinese Bank; (b) technical and other reports required by a Prime Chinese Bank with respect to the Company and the Mt. Hope Project; (c) travel and administrative costs; (d) costs incurred in connection with the assignment of the Molybdenum Supply Agreement to a third party; and (e) other mutually agreed upon joint opportunity evaluations and transactions; provided, however, that, any Eligible Expenses in excess of $25,000 individually or a series of expenses in excess of $75,000 shall not be eligible for reimbursement unless pre-approved in writing by the Parties, which approval shall not be unreasonably withheld.

4.               Expense Reimbursement.

(a)         Each Party agrees that, to be entitled to any Expense Reimbursement for an Eligible Expense, such Party (the “Claiming Party”) must deliver to the other Party (the “Receiving Party”), within thirty (30) days of the later of the date such Eligible Expense was incurred or invoiced, (a) written notice setting forth (i) the full amount of such Eligible Expense and (ii) how such expense qualifies as an Eligible Expense and (b) true, complete and correct documentation of the Eligible Expense sufficient to evidence compliance by the Claiming Party with all applicable Laws in connection the with the Eligible Expense (a “Expense Reimbursement Notice”), in the form attached hereto as Exhibit A.  The Expense Reimbursement of any third-party pursuant to this Agreement must occur in connection with the submission of an Expense Reimbursement Notice approved by a Claiming Party to the Receiving Party for its approval prior to submission to the Company for disbursement.

(b)         Should the Receiving Party object to any portion of the Expense Reimbursement Notice, the Receiving Party shall have until 5:00 pm Mountain Standard Time (MST) ten (10) Business Days from delivery of the Expense Reimbursement Notice (such period, the “Dispute Period”) to dispute the information contained in the Expense Reimbursement Notice by delivery of its own written notice detailing the reasons for its dispute and reasonable supporting documentation thereof (a “Dispute Notice”).  If the Receiving Party does not deliver a Dispute Notice within the Dispute Period, then the Expense Reimbursement Notice shall be deemed accepted and the Company shall deliver a copy of the Expense Reimbursement Notice to the Bank as provided in Section 5(a) as soon as practicable.  If the Parties cannot agree within ten (10) Business Days following the delivery of such Dispute Notice, if any, by the Receiving Party, the dispute shall be determined by the procedures set forth on Schedule 4 to the Investment Agreement.  Within ten (10) Business Days of the final determination thereof, the Company shall deliver an Expense Reimbursement Notice to the Bank as provided in Section 5(a).

(c)          Upon exhaustion of the Expense Fund Amounts, the Parties agree that there shall be no further sums or obligations due under this Agreement and this Agreement shall terminate.

5.               Disbursements and Termination of Joint Account.

(a)           Disbursement Instructions.  Disbursements from the Joint Account shall occur upon satisfaction of the provisions of Section 4(a) and shall be evidenced by signature from both Parties on the Expense Reimbursement Notice, which shall contain the signatures of Authorized Signatories or the respective authorized representatives of both Parties (as identified in the form attached hereto as Exhibit B), acknowledging and approving the respective disbursement from the Joint Account and the wiring information for the recipient of such disbursement.  PDF copies of a fully approved Expense Reimbursement Notice shall be deemed an accepted method to request that the Company process disbursements from the Joint Account.

(b)           Priority.  The Parties agree that Expense Reimbursements from the Joint Account shall be made in the order in which the Expense Reimbursement Notices are received pursuant to Section 5(a).

(c)           Termination of Joint Account.  On the earlier of (i) execution of the Loan, (ii) the occurrence of the event described in Section 4(c), or (iii) the date that is the two year anniversary of the Tranche 1 Closing Date (the “Joint Account Expiration Date”), the Joint Account, shall, if no Expense Reimbursement Notices are then pending pursuant to Section 4(b), terminate, and any remaining Expense Fund Amounts not then subject to a pending Expense Reimbursement shall be released to the Company.  If any Expense Reimbursement Notices are pending pursuant to Section 4(b), the Joint Account shall remain open as such Expense Reimbursement Notices are resolved, and only for the purpose of potentially settling such Expense Reimbursement Notices.  As Expense Reimbursement Notices are issued pursuant to Section 5(a) of this Agreement, any Expense Fund Amounts of the Joint Account then remaining, to the extent not required to satisfy resolved Expense Reimbursement Notices or any unresolved Expense Reimbursement Notices, shall be released immediately to the Company from time to time.

6.       Account Information.  The Parties shall each have access to all bank statements, any other account information with respect to the Joint Account and the Company agrees to keep complete and accurate records of all payments of any kind made from the Joint Account.

7.       Notices.  Any notice required to be given under this Agreement by any Party to another shall be given in accordance with notice terms and conditions set forth in Section 9.1 of the Investment Agreement.

8.       Further Cooperation.  The Parties shall, at any time and from time to time after the Tranche 1 Closing, upon request and without further consideration, execute and deliver such instruments of transfer or other documents and take such further action as may be reasonably required in order to carry out and perform any undertaking hereunder.

9.       Amendment.  The terms and provisions of the Agreement may be modified, amended or waived, or consent for the departure from such terms and provisions may be granted, only by written consent of the Company and Purchaser.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

10.     Governing Law.  This Agreement and the rights and obligations of the Parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of law principles thereof that would cause the application of the laws of any jurisdiction other than the State of Delaware.  This Agreement has been negotiated and executed by the Parties in English.  In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall govern.

11.     Waiver of Jury Trial.  Each of the Parties hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

12.     Specific Performance.  The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

13.     Severability.  In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems enforceable, and as so limited shall remain in full force and effect.  In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

14.     Expenses.  Each Party shall bear and pay all costs and expenses (including legal and accounting fees and expenses) incurred by it in connection with this Agreement, including one-half of the costs of any fees or charges imposed on the Joint Account by the Bank.

15.     Counterparts.  This Agreement may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile or by electronic image scan transmission in .pdf shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the Parties transmitted by facsimile or electronic image scan transmission in .pdf shall be deemed to be their original signatures for all purposes.  Any Party that delivers an executed counterpart signature page by facsimile or by electronic image scan transmission in .pdf shall promptly thereafter deliver a manually executed counterpart signature page to each of the other Parties; provided, however, that the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

16.     Successors and Assigns.  This Agreement shall be binding and inure to the benefit of the parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of his or its rights or obligations hereunder without the prior written consent of the other Party.

17.     Waivers.  The failure of any Party to this Agreement at any time or times to require performance of any provision under this Agreement shall in no manner affect the right at a later time to enforce the same performance.  A waiver by any Party to this Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Agreement.

18.     Headings.  Section headings of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Agreement.

19.     Good Faith and Fair Dealing.  WITH RESPECT TO DETERMINING WHETHER ANY PARTY HAS A CLAIM AGAINST ANOTHER UNDER THIS AGREEMENT, AND IN THE PERFORMANCE OF EACH OF THE PARTIES AGREEMENTS, OBLIGATIONS AND COVENANTS ARISING POST-TRANCHE 1 CLOSING, EACH PARTY SHALL DEAL FAIRLY AND IN GOOD FAITH WITH EACH OTHER.

[Signature Page to Follow]

The Parties have caused this Agreement to be executed by their duly authorized representatives.

GENERAL MOLY, INC.

By:	/s/ Bruce D. Hansen
Name:	Bruce D. Hansen
Title:	Chief Executive Officer

AMER INTERNATIONAL GROUP CO., LTD.

By:	/s/ Tong Zhang
Name:	Tong Zhang
Title:	Group Vice President

Signature Page

GMI / AMER
Expense Reimbursement Notice

Check Amount: $ -

Pay to: (name & address)

Vendor Reference:

Payment Explanation:
(attach documentation)

Accounting:

Account Code(s)	Amount
	$ -
	$ -
	$ -
	$ -
	$ -
	$ -
Total	$ -

Requestor:

Requestor Name

Requestor Signature | Date

Approval:

Approver Name

Approver Signature | Date

Wire Handling
(mark one)

☐ Mail to Address shown above.

☐ Remit to Account:

Date Received in AP:

Date Entered in SAP:

Entered by:

SAP Document Number:

All Requests: mailto:AP-Lakewood@generalmoly.com

All approvals will be routed to the following two designees:

1. GM
2. AMER

Exhibit B

General Moly, Inc. - Authorized Representatives of Authorized Signatory

Amer International Group Co. Ltd - Authorized Representatives of Authorized Signatory